Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 Arlene M. Morris, President and Chief Executive Officer and Director, and Paul B. Cleveland, Executive Vice President, Corporate Development and Chief Financial Officer, of Affymax, Inc. (the “Company”), hereby certify that to the best of our knowledge:

1.      The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and to which this certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.      The information contained in this Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Arlene M. Morris
President, Chief Executive Officer and Director (Principal Executive Officer)
By:	/s/ Paul B. Cleveland
Executive Vice President Corporate Development and Chief Financial Officer (Principal Financial Officer)

Date: March 30, 2007